                             Supplemental Indenture
                                      No. 3
                                       to
              Indenture dated as of October 31, 1997 as amended by
            Supplemental Indenture No. 1 dated as of May 29, 1998 and
             Supplemental Indenture No. 2 dated as of March 2, 1999
                                       Re:
                    9 1/2% Senior Subordinated Notes due 2007


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                  SUPPLEMENTAL INDENTURE No. 3, dated as of April 22, 1999 (this
"Supplemental Indenture"), among Stellex Technologies, Inc. (f/k/a Stellex Industries, Inc.), a Delaware corporation (the "Company"), Stellex Precision Machining, Inc., a Delaware corporation (the "New Subsidiary Guarantor"), the Subsidiary Guarantors (as defined below) and HSBC Bank USA (f/k/a Marine Midland
Bank), a New York banking corporation and trust company, as trustee (the "Trustee") to the Indenture dated as of October 31, 1997 as amended by Supplemental Indenture No. 1 dated as of May 29, 1998 and Supplemental Indenture No. 2 dated as of March 2, 1999 (the "Indenture") among the Company, Stellex Aerospace, Inc. (f/k/a KII Holding Corp.), a Delaware corporation, Stellex Electronics, Inc. (f/k/a TSMD Acquisition Corp.), a Delaware corporation,
Stellex Microwave Systems, Inc., a California corporation, Stellex Aerospace, a California corporation, Stellex Paragon Precision, Inc. (f/k/a Paragon Precision Products), a California corporation, Stellex Bandy Machining, Inc. (f/k/a Bandy Machining International), a California corporation, Scanning Electron Analysis Laboratories, Inc., a California corporation, General Inspection Laboratories, Inc., a California corporation, Stellex Aerostructures, Inc. (f/k/a Stellex Aerospace Holdings, Inc.), a Delaware corporation, Stellex Monitor Aerospace, Inc. (f/k/a Monitor Aerospace Corporation), a New York corporation, PMC Acquisition Corporation, a Delaware corporation, Phoenix Microwave, Ltd., a Delaware corporation, and Phoenix Microwave Corporation, a Pennsylvania corporation (the "Subsidiary Guarantors"), and the Trustee.

                              W I T N E S S E T H :

                  WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

                  WHEREAS, Section 11.7 of the Indenture provides that any newly created or acquired Subsidiary of the Company having either net assets or stockholders' equity in excess of $50,000 (other than a Foreign Subsidiary or an Unrestricted Subsidiary) must execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Subsidiary shall agree to be bound by the provisions of Article XI of the Indenture; and

                  WHEREAS, the New Subsidiary Guarantor shall execute and deliver to the Trustee this Supplemental Indenture.


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                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

                  2. Guarantee. The New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of a Subsidiary Guarantor under the Indenture as described therein.

                  3. Trustee. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Supplemental Indenture.

                  4. Effect on Indenture. As supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all respects.

                  5. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature Pages Follow]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year first above written.

                                     STELLEX PRECISION MACHINING, INC.

                                     By: /s/ William L. Remley
                                        ----------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     HSBC BANK USA, as Trustee

                                     By: /s/
                                        ----------------------------
                                        Name:
                                        Title:


                                     STELLEX TECHNOLOGIES, INC.

                                     By: /s/  William L. Remley
                                        ----------------------------
                                        Name: William L. Remley
                                        Title: President


                                     STELLEX AEROSPACE, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     STELLEX ELECTRONICS, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: President


                                     STELLEX MICROWAVE SYSTEMS, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Chairman


                                     STELLEX AEROSPACE

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


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                                     STELLEX PARAGON PRECISION, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     STELLEX BANDY MACHINING, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     SCANNING ELECTRON ANALYSIS LABORATORIES,
                                     INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     GENERAL INSPECTION LABORATORIES, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     STELLEX AEROSTRUCTURES, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: President


                                     STELLEX MONITOR AEROSPACE, INC.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     PMC ACQUISITION CORPORATION

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: President

                                     PHOENIX MICROWAVE, LTD.

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman


                                     PHOENIX MICROWAVE CORPORATION

                                     By: /s/ William L. Remley
                                        ---------------------------
                                        Name: William L. Remley
                                        Title: Vice Chairman